Exhibit 10.1

NerdWallet, Inc.
PSU Award Grant Notice
(2021 Equity Incentive Plan)
NerdWallet, Inc. (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”) has awarded to you (the “Participant”) the target number of performance-based restricted stock units (“PSUs”) specified, and on the terms set forth, below (the “PSU Award”), which award constitutes a “Performance Award” under the Plan. Your PSU Award is subject to all of the terms and conditions set forth herein and in the Plan and the Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement shall have the meanings set forth in the Plan or the Award Agreement, as applicable.

Participant:
Date of Grant:
Performance Period:
Target Number of PSUs:
Maximum Number of PSUs:

Vesting Schedule:	Subject to the conditions in Exhibit A to the Award Agreement, between 0% and 200% of the PSUs will be eligible to vest contingent upon: (i) the Committee’s certification of the actual level of attainment of the Performance Goals for each of the Performance Criteria during the Performance Period and (ii) your Continuous Service from the Date of Grant through each applicable vesting date (as set forth in Exhibit A to the Award Agreement). Upon the termination of your Continuous Service for any reason, all PSUs that have not become vested in accordance with Exhibit A to the Award Agreement at the time of such termination will be immediately and automatically forfeited (except as otherwise provided in the Award Agreement or Exhibit A thereto).

Issuance Schedule:	One share of Common Stock will be issued for each PSU that vests at the time set forth in the Award Agreement, but in all cases within the “short term deferral” period determined under Treasury Regulation Section 1.409A-1(b)(4).

Participant Acknowledgements:	By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The PSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Award Agreement (including Exhibit A thereto) (together, the “PSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the PSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The PSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy (including, if applicable, the Company’s Change of Control and Severance Policy), or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

NerdWallet, Inc.	Participant:
By	By:
Signature	Signature
Title:	Date:

Date:

Attachments: Award Agreement, 2021 Equity Incentive Plan
2

Attachment I
Award Agreement

NerdWallet, Inc.
2021 Equity Incentive Plan
Award Agreement (PSU Award)
As reflected by your PSU Award Grant Notice (“Grant Notice”), NerdWallet, Inc. (the “Company”) has granted you a Performance Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of performance-based restricted stock units (“PSUs”) indicated in your Grant Notice (the “PSU Award”). The terms of your PSU Award as specified in this Award Agreement for your PSU Award (this “Agreement”) and the Grant Notice constitute your “PSU Award Agreement.” Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your PSU Award are as follows:
1.Governing Plan Document. Your PSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your PSU Award;
(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the PSU Award; and
(c)Section 8 of the Plan regarding the tax consequences of your PSU Award.
Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the PSU Award. This PSU Award represents your right to be issued on a future date the one share of the Company’s Common Stock for each PSU that vests in accordance with Exhibit A, as modified to reflect any Capitalization Adjustment. Any additional PSUs that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your PSU Award.
3.Dividends. You shall receive no benefit or adjustment to your PSU Award with respect to any cash dividend, stock dividend or other distribution (other than those that result from a Capitalization Adjustment as provided in the Plan); provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are issued to you upon the vesting of any PSUs.
4.Withholding Obligations. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your PSU Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Unless the Withholding Obligation is timely satisfied on or prior to the date the shares in respect of the PSUs are to be delivered pursuant to Section 5 below, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award. In the event the Withholding Obligation of the Company arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
5.Date of Issuance.
(a)The issuance of shares in respect of the PSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the timely satisfaction of the Withholding Obligation, if any, in the event one or more PSUs vests, the Company shall issue to you one (1) share of Common Stock for each PSU that vests on the applicable vesting date(s) specified in Exhibit A (subject to any adjustment under Section 3 above). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day.
In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and
(ii)either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this PSU Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash,
(iii)then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)In addition and notwithstanding the foregoing, no shares of Common Stock issuable to you under this Section 5 as a result of the vesting of one or more PSUs will be delivered to you until any filings that may be required pursuant to the Hart-Scott-Rodino (“HSR”) Act in connection with the issuance of such shares have been filed and any required waiting period under the HSR Act has expired or been terminated (any such filings and/or waiting period required pursuant to HSR, the “HSR Requirements”). If the HSR Requirements apply to the issuance of any shares of Common Stock issuable to you under this Section 5 upon vesting of one or more PSUs, such shares of Common Stock will not be issued on the Original Issuance Date and will instead be issued on the first business day on or following the date when all such HSR Requirements are satisfied and when you are permitted to sell shares of Common Stock on an established stock exchange or stock market, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities. Notwithstanding the foregoing, the issuance date for any shares of Common Stock delayed under this Section 5(c) shall in no event be later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), unless a later issuance date is permitted without incurring adverse tax consequences under Section 409A of the Code or other Applicable Law.
(d)To the extent the PSU Award is a Non-Exempt Award, the provisions of Section 11 of the Plan shall apply.
6.Transferability. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.
7.Corporate Transaction. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.Compensation Recovery Policy. As a condition to accepting the PSU Award, you hereby acknowledge and agree that this Agreement and the PSU Award will be subject to any applicable clawback, recoupment, recapture or recovery policy of the Company as may be adopted by the Board or Committee and in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded) (the “Compensation Recovery Policy”) and that the applicable provisions of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the Date of Grant.
9.No Liability For Taxes. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.
10.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

11.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge and agree to be subject to the Company’s Trading Policy, which such Trading Policy has been or will be made available to you.
12.Questions. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

Exhibit A
PSU Statement of Performance Goals
This Statement of Performance Goals applies to the performance-based restricted stock units (“PSUs”) granted to you on the Date of Grant and applies with respect to the Performance-Based Restricted Stock Unit Award Grant Notice and related Award Agreement (collectively, the “Agreement”). Capitalized terms used but not explicitly defined in this Exhibit A to the Agreement but defined in the Plan or the Agreement will have the meanings assigned to them in such document.
1.Performance Period. The performance period for the PSUs shall be the period of time beginning on __ and ending on __ (the “Performance Period”).
2.Performance Goals and Committee Certification. The Performance Criteria for the PSUs shall be [Performance Measure 1] and [Performance Measure 2] for the Performance Period. The Committee will determine the number of PSUs that may be earned pursuant to the PSU Award based on the following Performance Goals for each of the Performance Criteria for the Performance Period:

Performance Goals and Payout Levels (as a Percentage of the Target Number of PSUs for the Performance Criteria)
Portion of Target Number of PSUs	Performance Criteria	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
[ ]	[Performance Measure 1]	[ ]	[ ]	[ ]
[ ]	[Performance Measure 2]	[ ]	[ ]	[ ]
Straight line interpolation will be used between each of the levels of performance shown on the table above. No PSUs will be earned if performance for the applicable Performance Criteria is below the “Threshold” level. No more than 200% of the Target Number of PSUs may be earned regardless of performance in excess of the “Maximum” level.
As soon as practicable following the last day of the Performance Period, the Committee shall determine and certify the Applicable Payout Percentage for each of the Performance Criteria for the Performance Period and determine the number of [Performance Measure 1] PSUs, [Performance Measure 2] PSUs and the total number of Performance Qualified PSUs (the date of such certification, the “Committee Certification Date”).
The Performance Qualified PSUs will remain subject to the other conditions of the Agreement and this Exhibit A (including Section 3 below), which must be satisfied for any Performance Qualified PSUs to vest.

3.Continued Service-Based Vesting Requirement. The Performance Qualified PSUs will vest as follows, in each case subject to your Continuous Service through the applicable vesting date:
(a)__% of the Performance Qualified PSUs, rounded down to the nearest whole share, will vest on [ ]; provided, however, that if the Committee Certification Date is after [ ] , these PSUs shall instead vest on the date that is 10 business days after such Committee Certification Date;
(b)__% of the Performance Qualified PSUs, rounded down to the nearest whole share, will vest on each of the next _ Quarterly Installment Dates, beginning on June 1, 20__; and
(c)All then earned and unvested Performance Qualified PSUs shall vest on the [ ] Quarterly Installment Date.
Except as set forth in Section 4 below, if your Continuous Service terminates for any reason, all Performance Qualified PSUs that have not become vested in accordance with this Section 3 at the time of such termination will be immediately and automatically forfeited.
4.Effect of a Change of Control.
(a)Notwithstanding the vesting schedule in the Agreement or anything in this Exhibit A, if at any time before the vesting or forfeiture of the PSUs, and while you are continuously employed by the Company or a Subsidiary, (i) a Change of Control (as defined in the Company’s Amended and Restated Change of Control and Severance Policy) occurs and (ii) the surviving or acquiring corporation (or its parent company) in such Change of Control does not assume or continue the PSUs covered by this Agreement or substitute a similar award for such PSUs (a “Replacement Award”), then all of the unvested PSUs will become immediately vested at the Change of Control Performance Level immediately prior to (and contingent upon) the Change of Control.
(b)If, within 12 months after a Change of Control, you experience a COC Qualifying Termination (as defined in the Company’s Amended and Restated Change of Control and Severance Policy) during the remaining vesting period for the PSUs (or the Replacement Award), any unvested portion of the PSUs (or the Replacement Award) shall immediately vest in full upon such COC Qualifying Termination.
(c)If you experience a Qualifying Termination (as defined in the Company’s Amended and Restated Change of Control and Severance Policy) during the remaining vesting period for the PSUs and then a Change of Control occurs within three months following such termination of employment, any unvested PSUs shall immediately vest in full upon such COC Qualifying Termination at the Change of Control Performance Level. For the avoidance of doubt, if your employment is terminated due to a Qualifying Termination prior to a Change of Control, the unvested PSUs shall remain outstanding for three months such that they may have an opportunity to vest in accordance with this Section if a Change of Control occurs within such time.
(d)If at the time a Change of Control occurs, the PSUs covered by this Agreement are still subject to performance-based vesting conditions, then any award provided in substitution for the PSUs in connection with the Change of Control will not be considered a “Replacement Award” for purposes of this Section 4 unless it is an award of time-based restricted stock units, with the number of such restricted stock units determined based on the Change of Control Performance Level.
5.Definitions.
(a)“Applicable Payout Percentage” means the actual level of attainment (which may equal 0% or range from 50% to 200%) of the Performance Goals for the applicable Performance Criteria for the Performance Period.
(b)“Change of Control Performance Level” means: (i) if the Change of Control occurs before the last day of the Performance Period, the “target” performance level; (ii) if the Change of Control occurs on or after the last day of the Performance Period but prior to the Committee Certification Date, the actual performance level measured as of the end of the Performance Period (as determined by the Committee, as constituted immediately prior to the Change of Control, in its sole discretion); or (iii) if the Change of Control occurs on or after the Committee Certification Date, the actual performance level determined by the Committee on such date.
(c)[Performance Measure/Criteria Definitions]
(d)“Performance Qualified PSUs” means a number, rounded down to the nearest whole share, equal to (i) the [Performance Measure 1] Qualified PSUs plus (ii) the [Performance Measure 2] Qualified PSUs and represents the total number of PSUs that are eligible to vest and be earned in accordance with and subject to Section 3 of this Exhibit A.
(e)“[Performance Measure 1] Qualified PSUs” means a number equal to (i) the Target Number of PSUs, multiplied by (ii) __%, multiplied by (iii) the Applicable Payout Percentage for [Performance Measure 1].
(f)“[Performance Measure 2] Qualified PSUs” means a number equal to (i) the Target Number of PSUs, multiplied by (ii) __%, multiplied by (iii) the Applicable Payout Percentage for [Performance Measure 2].
(g)“Quarterly Installment Date” means March 1, June 1, September 1, and December 1 of each year, provided that if such date is not a business day, the Quarterly Installment Date shall be the first business day after such date.

Attachment II
2021 Equity Incentive Plan